Exhibit 99.1

Oragenics Provides Update on SARS-CoV-2 (COVID-19) Program

Terminates AG013 Oral Mucositis Development Program

TAMPA (July 10, 2020) — Oragenics, Inc. (NYSE American: OGEN) (“Oragenics” or “the Company”) today provided an update on progress with its SARS-CoV-2 (COVID-19) vaccine candidate and announced the termination of its clinical development program with AG013 for the treatment of severe oral mucositis in cancer patients.

While working with Aragen Bioscience, a leading contract research organization focused on accelerating preclinical biologics product development, to advance the Company’s recently acquired COVID-19 vaccine candidate, TerraCoV2, the National Institutes of Health-created stabilized pre-fusion spike protein gene has been successfully inserted into Chinese Hamster Cells (“CHO”) and “mini-pool” production and analytical development are underway. The transfer to full-scale manufacture is expected to commence later this summer.

Separately, following a further review of new data and other factors related to the Company’s international multicenter Phase 2 clinical trial of AG013 in oral mucositis, Oragenics has determined to cease further development of AG013 in this indication by discontinuing the trial and withdrawing the applicable Investigational New Drug application. As a result, on July 9, 2020, the Company, Precigen, Inc. (“Precigen”) and Precigen’s wholly owned subsidiary mutually agreed to terminate the Exclusive Channel Collaboration (“ECC”) agreement for AG013 as a treatment of severe oral mucositis in cancer patients. The Company expects to continue to comply with any applicable regulatory requirements with respect to discontinuing the clinical trial.

“As we await Biomedical Advanced Research and Development Authority (“BARDA”) and other federal and state non-dilutive grant decisions, we expect to use our available cash to continue development of TerraCoV2, with the goal of bringing this COVID-19 vaccine candidate into human clinical trials by early 2021,” said Alan Joslyn, Ph.D., President and CEO of Oragenics. “Although the Phase 2 AG013 clinical trial demonstrated activity in certain patient populations, the overall lack of efficacy along with other factors, inclusive of strategic product portfolio considerations, led us to the decision to discontinue further development of AG013 under the ECC.”

About Oragenics, Inc.

Oragenics, Inc. is focused on developing the TerraCoV2 immunization product candidate to combat the novel coronavirus pandemic and the further development of effective treatments for novel antibiotics against infectious disease. Through its wholly owned subsidiary Noachis Terra, the Company is dedicated to the development and commercialization of a vaccine candidate providing specific immunity from the novel coronavirus, SARS-CoV-2, which causes COVID-19. The TerraCoV2 immunization leverages coronavirus spike protein research conducted by the National Institutes of Health, which issued a worldwide, nonexclusive intellectual property license to Noachis Terra. In addition, Oragenics has an exclusive worldwide channel collaboration with ILH Holdings, Inc. relating to the development of novel antibiotics.

For more information about Oragenics, please visit www.oragenics.com.

Safe Harbor Statement

Under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements that reflect management’s current views with respect to future events and performance. These forward-looking statements are based on management’s beliefs, assumptions and currently available information. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission. Oragenics assumes no responsibility to update any forward-looking statements contained in this press release or with respect to the matters described herein, except as required by law.

CONTACTS:

Oragenics, Inc.

Michael Sullivan

Chief Financial Officer

813-286-7900

msullivan@oragenics.com

or

Investors:

John Marco

Managing Director

CORE IR

516-222-2560

johnm@coreir.com

Media:

Jules Abraham

CORE IR

917-885-7378

julesa@coreir.com

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